SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 6, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street

Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 9.                                                     Tenet Affiliate in New Orleans Receives U.S. Subpoena.

On October 6, 2003, Tenet Healthcare Corporation (the “Company”) issued a press release stating that People’s Health Network, a New Orleans health plan management services provider in which a Tenet subsidiary holds a 50-percent membership interest, has received a subpoena from the U.S. Attorney’s office in New Orleans seeking certain records from January 1, 1999 to the present.  A copy of the press release is attached as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Trevor Fetter
Trevor Fetter
President

Date: October 7, 2003

EXHIBIT INDEX

99.1          Press Release issued on October 6, 2003.